UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2006
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of March 14, 2006, Lori J. Foust resigned as Principal Accounting Officer of Inland Western Retail Real Estate Trust, Inc. to pursue other opportunities within the Inland organization. The duties of the Principal Accounting Officer will be assumed by Steven P. Grimes, our current Treasurer and Principal Financial Officer.

Mr. Grimes joined our business manager/advisor as its Chief Financial Officer and became our Treasurer and Principal Financial Officer in 2004.  He is responsible for our finances and borrowings. Prior to joining our business manager/advisor, Mr. Grimes was a director with Cohen Financial and a senior manager with Deloitte and Touche. Mr. Grimes received his B.S. Degree in Accounting from Indiana University and is a Certified Public Accountant. He is a member of the AICPA and the Illinois CPA Society.

Inland Western Retail Real Estate Trust, Inc. does not have an employment agreement with Mr. Grimes. He is employed by our business manager/advisor, which pays his salary. Under the agreement with our business manager/advisor, the business manager/advisor is entitled to receive a fee for the services that it provides us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Name:	Steven P. Grimes
Title:	Principal Financial Officer
Date:	March 14, 2006